UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 (Amendment No.   )

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ROCKWELL MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Rockwell Medical, Inc.

A copy of a press release issued May 10, 2017 is being filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

Important Additional Information and Where to Find It

Rockwell Medical, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2017 Annual Meeting of Shareholders.  Information regarding the names and affiliations of individuals who are participants in the solicitation of proxies of the Company’s shareholders and their respective direct or indirect interests in the Company, by security holdings or otherwise, can be found in the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders, including the schedules and appendices thereto, which was filed with the Securities and Exchange Commission (“SEC”) on April 21, 2017.  Investors and shareholders are strongly encouraged to read carefully the definitive proxy statement and the accompanying WHITE proxy card and any other documents filed by Rockwell Medical, Inc. with the SEC when they become available, as they will contain important information.  Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying WHITE proxy card, and other documents filed by Rockwell Medical, Inc. with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge by writing to Rockwell Medical, Inc., Attn: Secretary, 30142 S. Wixom Road, Wixom, Michigan, 48393.  In addition, copies of the Company’s proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 or by calling toll-free 1-800-844-4725.

ROCKWELL MEDICAL FILES INVESTOR PRESENTATION

Rockwell Is Executing the Optimal Strategy for Shareholders

David Domzalski Brings the Right Skills to Rockwell Medical’s Board for Generating Superior Value

Rockwell Medical Urges Shareholders to Vote “FOR” David Domzalski and All Other Proposals on the WHITE Proxy Card

WIXOM, Michigan—May 10, 2017— Rockwell Medical, Inc. (NASDAQ:RMTI) today announced that it has filed an investor presentation with the Securities and Exchange Commission (“SEC”) in connection the Company’s upcoming 2017 Annual Meeting of Shareholders (“Annual Meeting”) to be held on June 1, 2017.

The presentation and other important materials related to the Annual Meeting, including the Company’s proxy statement, can be found on the Company’s website at http://ir.rockwellmed.com/events.cfm.

Highlights of the presentation include:

ROCKWELL’S BOARD AND MANAGEMENT TEAM HAVE DELIVERED SUPERIOR VALUE

o	When compared to a group of appropriately comparable peers (specialty pharmaceutical companies), Rockwell’s stock performance is strong.

o	The appropriate comparison is the LifeSci Specialty Pharmaceutical Index[1], a basket of publicly traded specialty pharmaceutical stocks traded with principal listings in the U.S.

o	Rockwell has substantially outperformed the LifeSci Specialty Pharma Index by +3.7% over a 1-year period, +20.7% over the past three years, and +58.7% over the past ten years.

ROCKWELL IS EXECUTING THE OPTIMAL STRATEGY FOR SHAREHOLDERS

o	The Company is making substantial progress commercializing Triferic and Calcitriol.

o	Upon receiving the reimbursement code for Triferic from the Centers for Medicare and Medicaid Services (“CMS”) in 2015, Rockwell immediately began pursuing the transitional add-on reimbursement.

o	Rockwell is seeking transitional add-on reimbursement for Triferic because it is the appropriate path to maximize shareholder value.

o	To Rockwell Medical shareholders, we believe the potential difference in value between bundled reimbursement and add-on reimbursement is very important.

o	There is substantial support for add-on reimbursement for Triferic from Congress.

o	There is precedent with CMS granting add-on reimbursement to drugs like Triferic.

o	Calcitriol, which has a potential market opportunity of about $50 million, is expected to be ready for shipment in the second half of 2017.

o	Rockwell is working to commercialize Triferic and Calcitriol globally through license agreements and distribution agreements in China, Middle East countries, Canada, and India.

o	Richmond’s claims about Rockwell’s arbitration with Baxter relating to the distribution of Rockwell’s concentrate products are incomplete and inaccurate.

o	Regardless of the outcome associated with the current arbitration process, Rockwell will maintain its concentrate distribution business and shareholder value remains protected.

ROCKWELL’S BOARD OF DIRECTORS IS WELL-BALANCED, EXPERIENCED & ENGAGED

o	Rockwell’s Board of Directors has been actively engaged in overseeing the execution of Rockwell’s strategy since the company’s IPO in 1995.

o
Over the past 20+ years, Rockwell has evolved from a business primarily selling concentrate into a fully-integrated specialty pharmaceutical business on the cusp of commercializing Triferic - the only FDA-approved therapy indicated to replace iron and maintain hemoglobin in hemodialysis patients. Consistent with these developments, Rockwell’s Board has evolved.

o	Rockwell’s Board has been deliberately built with the right skills and expertise necessary to execute the Company’s unique strategy and maximize the probability of Triferic’s success.

o	In June 2016, Rockwell Medical appointed Dr. Robin Smith to the Board. Dr. Smith has extensive strategic, operational and management experience in the biopharmaceutical industry.

o
In March 2017, Rockwell Medical nominated David Domzalski to the Board.  Mr. Domzalski is an accomplished pharmaceutical executive with important experience for Rockwell’s business, including: commercial operations, clinical development, manufacturing, product development, corporate finance and business development.

o
With the addition of David Domzalski at the 2017 Annual Meeting, Rockwell Medical’s Board will be stronger than ever, composed of highly motivated thought leaders with significant strategic and operational experience from around the globe.

o
Over the past year, Rockwell Medical’s Board has considered and adopted several enhancements to its corporate governance and compensation practices in an effort to ensure the Company is appropriately structured, with best-in-class standards.

RICHMOND BROTHERS HAS CONSISTENTLY MISLED ROCKWELL SHAREHOLDERS

o	Richmond and Ravich have a long history of working together and failing to inform Rockwell shareholders.

o
For more than a year, Richmond and Ravich have tried to strong-arm management into a variety of sub-optimal strategies, including selling the Company and abandoning efforts to seek transitional add-on reimbursement.

o
Richmond and Ravich did not properly disclose that they had spoken to a private equity firm about making a large investment in Rockwell and, in combination with their stock, possibly seeking to gain control of the Company.

o
David Richmond threatened Rockwell management, stating that he would take the Company over in the next two years by running a proxy contest this year and again next year, and then take the Company private or sell it.

o	Richmond consistently represented to Rockwell that its investment “group” controlled 20% of Rockwell’s stock. Richmond now denies it.

o	If Richmond didn’t get what it wanted, Richmond threatened to “go nuclear” with a costly and distracting “war.”

RICHMOND’S NOMINEE MARK RAVICH WILL NOT ADD ANY RELEVANT VALUE TO ROCKWELL’S BOARD

o	Mark Ravich has a poor history of performance at Orchids Paper Company since joining its board in 2013.

o	On March 13, 2014, Faruqi & Faruqi, LLP issued a press release announcing the investigation of Orchids Paper Company for potential breaches of fiduciary duties by its Board of Directors.

o	From July 2016 through May 2, 2017, Orchids’ stock has lost more than 50% of its value.

o	Orchid’s Board of Directors regularly approved unsustainable dividends that in some instances exceeded earnings.

o
On May 1, 2017, Orchids announced it was forced to suspend its quarterly dividend payment indefinitely, contributing to a 33.4% collapse in Orchids’ stock price, falling from $25.51 per share at the close of market trading on April 27, 2017, down to $17.00 per share at the market’s close on May 8, 2017.

o	When given the opportunity, Mr. Ravich failed to set an example as a steward of good corporate governance.

o	As Chairman of Orchids’ Governance and Nominating Committee, Mr. Ravich has neglected to implement a number of widely-recognized corporate governance best-practices.

o	Rockwell does not need the type of experience Mark Ravich has, which includes:

o	Real estate development experience;

o	Discount retailing experience;

o	Restaurant experience;

o	Tissue paper company board experience;

o	Bankruptcy experience;

o	Poor governance experience;

o	Threatened class action litigation experience.

DAVID DOMZALSKI BRINGS THE RIGHT SKILLS TO ROCKWELL MEDICAL’S BOARD FOR GENERATING SUPERIOR VALUE

These important capabilities include:

o	Negotiating with CMS for favorable reimbursement;

o	Obtaining private insurer reimbursement;

o	Launching a novel drug therapy;

o	Marketing and selling novel therapies to providers;

o	Managing third-party manufacturing arrangements;

o	Managing global partnerships for drug distribution;

o	Overseeing growth pharma enterprises.

The ongoing execution of Rockwell Medical’s strategy and the commercialization of Triferic will be the real driving force behind creating significant shareholder value, both today and over the long-term.  To do this effectively, Rockwell’s Board requires a specific set of skills, and importantly, alignment with our purpose.  David Domzalski has this.  Mark Ravich simply does not.

The Rockwell Medical Board of Directors unanimously recommends shareholders vote on the WHITE proxy card today “FOR” David Domzalski, “FOR” each of the proposals listed in the proxy statement and “FOR” holding the “say on pay” advisory vote on executive compensation every THREE years.

Rockwell Medical shareholders, including Richmond Brothers’ clients, who initially voted the Blue proxy card can still change their vote today by telephone, by Internet or by signing and dating the WHITE proxy card and returning it in the postage-paid envelope provided.  The Company further encourages shareholders to discard any proxy materials sent to them by Richmond Brothers.

All materials related to the Annual Meeting, including the Company’s proxy statement, can be found on the Company’s website at www.rockwellmed.com.

VOTE TODAY “FOR” DAVID DOMZALSKI
ON THE WHITE PROXY CARD

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

48 Wall Street, New York, NY 10005
Call Collect: 212-269-5550 • Call Toll-Free: 800-844-4725
Email: Rockwell@dfking.com

VOTE ONLINE
Follow the instructions on your voting instruction form and follow the prompts

VOTE BY PHONE
Follow the instructions on your voting instruction form
Please have your control number available

VOTE BY MAIL
Sign and date the enclosed proxy card or voting instruction form and return it in the pre-paid envelope provided in this package

About Rockwell Medical
Rockwell Medical is a fully-integrated biopharmaceutical company targeting end-stage renal disease (ESRD) and chronic kidney disease (CKD) with innovative products for the treatment of iron replacement, secondary hyperparathyroidism and hemodialysis.

Rockwell’s innovative drug Triferic is the only FDA approved therapy to replace iron and maintain hemoglobin in hemodialysis patients suffering from anemia. Triferic delivers iron to patients during their regular dialysis treatment, using dialysate as the delivery mechanism. Triferic has demonstrated that it safely and effectively delivers sufficient iron to the bone marrow and maintains hemoglobin, without increasing iron stores (ferritin). Rockwell intends to market Triferic to hemodialysis patients in the U.S. dialysis market and globally.

Rockwell’s FDA approved generic drug Calcitriol is for treating secondary hyperparathyroidism in dialysis patients. Calcitriol (active vitamin D) injection is indicated in the management of hypocalcemia in patients undergoing chronic renal dialysis. It has been shown to significantly reduce elevated parathyroid hormone levels. Reduction of PTH has been shown to result in an improvement in renal osteodystrophy.  Rockwell intends to market Calcitriol to hemodialysis patients in the U.S. dialysis market.

Rockwell is also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad. As one of the two major suppliers in the U.S., Rockwell’s products are used to maintain human life by removing toxins and replacing critical nutrients in the dialysis patient’s bloodstream. Rockwell has three U.S. manufacturing/distribution facilities.

Rockwell’s exclusive renal drug therapies support disease management initiatives to improve the quality of life and care of dialysis patients and are intended to deliver safe and effective therapy, while decreasing drug administration costs and improving patient convenience. Rockwell Medical is developing a pipeline of drug therapies, including extensions of Triferic for indications outside of hemodialysis. Please visit www.rockwellmed.com for more information.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws, including, but not limited to, Rockwell’s intention to sell and market Calcitriol and Triferic. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan”, “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in Rockwell Medical’s SEC filings. Thus, actual results could be materially different. Rockwell Medical expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It
Rockwell Medical, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2017 Annual Meeting of Shareholders.  Information regarding the names and affiliations of individuals who are participants in the solicitation of proxies of the Company’s shareholders and their respective direct or indirect interests in the Company, by security holdings or otherwise, can be found in the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders, including the schedules and appendices thereto, which was filed with the Securities and Exchange Commission (“SEC”) on April 21, 2017.  Investors and shareholders are strongly encouraged to read carefully the definitive proxy statement and the accompanying WHITE proxy card and any other documents filed by Rockwell Medical, Inc. with the SEC when they become available, as they will contain important information.  Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying WHITE proxy card, and other documents filed by Rockwell Medical, Inc. with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge by writing to Rockwell Medical, Inc., Attn: Secretary, 30142 S. Wixom Road, Wixom, Michigan, 48393.  In addition, copies of the Company’s proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 or by calling toll-free 1-800-844-4725.
Triferic® is a registered trademark of Rockwell Medical, Inc.

Contact:
Michael Rice
LifeSci Advisors, LLC
646-597-6979

Proxy Solicitor Contact:
Richard Grubaugh
D.F. King & Co.
212-269-5550 or 1-800-844-4725

1 Companies in the LifeSci Parma Index include: MYL, PRGO, JAZZ, ALKS, TARO, MNK, AKRX, PTHN, CTLT, CBPO, VRX, HZNP, ENDP, PCRX, SUPN, AERI, INVA, EGRX, DERM, EBS, TXMD, CORT, CHRS, IPXL, LCI, AMRN, AMAG, HRTX, INSY, DEPO, ACRS, RVNC, AMPH, FLXN, SPPI, ANIP, SCLN, TLGT, SCMP, OTIC, BSTC, ADMS, COLL, ZGNX, AST, FOMX, CBMG, CPRX, MBOT, ACRX, PFNX, BDSI, MNKD, PTX, GALE